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                                                                    Exhibit 23.2
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COOPERS                        COOPERS & LYBRAND L.L.P.
&LYBRAND                       a professional services firm





                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                    --------




         We consent to the incorporation be reference in this registration statement on Form S-8 of Franklin Bancorporation, Inc. pertaining to the Franklin Bancorporation, Inc. Stock Option Agreement for William J. Ridenour, of our report dated February 2, 1996, on our audit of the consolidated financial statements of Franklin Bancorporation as of December 31, 1995 and for the year then ended, which report is incorporated by reference in the Franklin Bancorporation, Inc. 1995 Form 10-K.



                                        /s/ COOPERS & LYBRAND L.L.P.
                                        COOPERS & LYBRAND L.L.P.




Washington, D.C.
May 8, 1996





Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.